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[LITTON LOGO]
                                                                EXHIBIT 10.5(b)

                        CERTIFICATION OF RESOLUTIONS

                        OF THE BOARD OF DIRECTORS OF

                           LITTON INDUSTRIES, INC.


I, the undersigned JEANETTE M. THOMAS, Vice President and Secretary of LITTON INDUSTRIES, INC., a corporation organized and existing under the laws of the State of Delaware, DO HEREBY CERTIFY that the following is a true and correct extract of certain resolutions duly adopted by the Board of Directors of said corporation on September 19, 1996, in accordance with the laws of Delaware and the By-laws of this corporation, and that these resolutions are in full force and effect as of the date hereof:

        WHEREAS, loans outstanding under the Corporation's incentive loan program are scheduled to mature on December 31, 1996, and the Corporation desires to extend the program for an additional five-year period;

        NOW, THEREFORE, BE IT RESOLVED, that the Corporation's incentive loan program for officers and other key executives of the Corporation or its subsidiaries located in the United States be and hereby is extended upon the terms and conditions hereinafter set forth;

        RESOLVED, that all loans hereinafter made under the incentive loan program shall be evidenced by demand notes which provide that, if no demand is made, such notes shall be payable on the earlier of (i) termination of the borrower's employment or (ii) December 31, 2001;

        RESOLVED, that loans presently outstanding under the incentive loan program shall be extended in accordance with the terms and conditions set forth herein;

        RESOLVED, that the total amount of loans outstanding at any one time under the incentive loan program shall not exceed $6 million in the aggregate and shall not be extended to more than 50 key executives at any time;

        RESOLVED, that loans to any one borrower under the incentive loan program of the Corporation shall not cumulatively exceed the annual base salary of the borrower in effect on the date of the latest loan extended to the borrower, shall bear interest at the rate of 4 percent per annum payable quarterly, and shall be without security;
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        RESOLVED, that the Chief Executive Officer of this corporation shall have the authority to make loans, within the limitations and upon the terms and conditions prescribed by the Compensation and Selection Committee by these resolutions, in such amounts and to such key executives as the Chief Executive Officer may in his sole discretion determine; provided, however, that all loans proposed to be made under the incentive loan program to any officer of the Corporation of the level of Senior Vice President or higher shall require the approval of the Compensation and Selection Committee;

        RESOLVED, that the incentive loan program shall be administered by the Compensation and Selection Committee, which shall have the authority to make rules and regulations necessary to administer such program; and

        RESOLVED FURTHER, that all resolutions pertaining to the incentive loan program heretofore adopted by this Committee are hereby revoked and superseded by these resolutions.

IN WITNESS WHEREOF, I have here unto subscribed my name and affixed the seal of said corporation at Woodland Hills, California, this 1st day of October, 1996.


                                        /s/ Jeanette M. Thomas
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[SEAL]                                  Jeanette M. Thomas
                                        Vice President and Secretary

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